SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  March 23, 2006


                            THE LIQUID GROUP, INC.
              (Exact Name of Registrant as Specified in Charter)


NEVADA                             000-27827           33-0874810
(State or Other Jurisdiction       (Commission         (IRS Employer
of Incorporation)                  File Number)        Identification No.)


170 Newport Center Drive, Suite 220, Newport Beach, CA      92660
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:  (949) 644-0095

                       Mezzanine Investment Corporation
                 (Former Name, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation

     On March 1, 2006, Mezzanine Investment Corporation (the "Company") and The Liquid Group, Inc. ("Liquid"), a wholly owned subsidiary of the Company, entered into a Plan of Merger which provided that Liquid would merge with and into the Company (the "Merger"). The Articles of Merger were filed and became effective on March 23, 2006. The separate corporate existence of Liquid ceased and the Company became the surviving corporation. Each share of Liquid issued and outstanding and owned by the parent, without any action on the part of the Company, was cancelled and retired without payment of any consideration. The merger of the wholly owned subsidiary into its parent company was approved by the board of directors without shareholder approval.

     Upon the filing of the Articles of Merger on March 23, 2006, the name of the Company changed to The Liquid Group, Inc.

Item 9.01 Exhibits

     3.3  Articles of Merger dated March 1, 2006

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        The Liquid Group, Inc.

Date:  March 20, 2006                   By /s/ Jason Daggett
                                           Jason Daggett, President



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